EXHIBIT 10.23

                                 LEASE AGREEMENT
                                 ---------------

      This Lease Agreement made on the 15th day of June, 2005, by and between INTERNETworks of Bixby, Oklahoma, and Recall Mail Corporation and its subsidiary, Email Emissary, Inc. hereinafter referred to as TENANT. The CITY OF BIXBY is owner and landlord of the office space.

      Consideration shall be as hereinafter set forth, as well as the mutual covenants and obligations expressed within this Agreement.

      1. Leased Premises. INTERNETworks agrees to sublease to TENANT office space in the Dawes Building, located at 113 W. Dawes, Bixby, Oklahoma. The space to be leased to TENANT is further described as that space being located and identified with the Dawes Building as: Suite 111.

      2. Term. The parties hereto agree that the term of this Lease shall be for 6 1/2 months and shall begin on the 15th day of June, 2005.

      Should the TENANT desire to hold over and continue the Lease beyond the initial term, the parties agree that the Lease may be extended by mutual agreement and for such terms as the parties may agree on. Consideration for the additional term, other than as specifically specified herein, may be increased or decreased as the parties might mutually agree.

      3. Consideration. TENANT agrees to pay INTERNETworks for use and occupancy of the leased premises, the sum of $2,600.00. Such sum shall be paid in monthly lease payments in the amount of $400 with the first payment of $200 for 1/2 month due on date of occupancy as hereinbefore stated. The parties further acknowledge that should TENANT move in on a day other than the first day of the month, then, in that event, the monthly rental shall be paid pro rata for the number of days of occupancy for the first month. The rent thereafter shall be paid on the first day of each month at the agreed to monthly rate. A ten percent penalty shall be added to any monthly rent payment which is not paid within three days of the due date. Weekends and holidays shall be excluded from computation of the three-day grace period. A ten percent penalty for late payment is a material covenant to the contract and is not subject to negotiations or reduction in the event of late payment.

      4. Indemnification. The TENANT agrees to indemnify, save and hold harmless INTERNETworks from any act or occurrence leading to or causing injury to TENANT, employees of TENANT or customers of TENANT, save and except for an act of direct negligence by INTERNETworks causing such injury or loss as may be incurred.

      The TENANT agrees that a material covenant to this lease shall be the business activity to be conducted by TENANT. TENANT agrees to conduct the business of Email Services, within the leased premises and further agrees that there shall be no change in business conducted on the premises without the written consent of INTERNETworks.

      5. Maintenance and Upkeep. Janitorial services are provided to the leased premises, and the landlord, CITY OF BIXBY, maintains the leased premises in good and proper working order throughout the term of the Lease. However, TENANT shall be responsible for

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maintenance and repair of any damage occurring or repair made necessary through the negligence or disregard by TENANT giving rise to the need for such repair or maintenance.

      6. Return of Premises. TENANT agrees upon termination of this Lease, to vacate the premises and to leave the premises in as good a condition as it was at the time of commencement of the Lease, ordinary wear and tear excepted.

      TENANT agrees that modification to the premises during the course of the Lease such as shelving, cabinets, or build-ins, attaching to the property and becoming a part of the structure shall become the property of the CITY OF BIXBY and shall remain with the property upon termination of the Lease. However, upon mutual agreement, TENANT may removed such improvements with the understanding that any damage to building or evidence of such improvements having been in place will be repaired to the original condition at time of Lease.

      7. No Alterations. TENANT agrees that there shall be no major alterations to the premises without the written consent of INTERNETworks. INTERNETworks will have to receive permission from the CITY OF BIXBY. Major alterations shall consist of any moving or relocation of walls, alterations requiring relocation of plumbing and/or wiring, alterations affecting the heating and air conditioning system, or alterations that affect the structural integrity of the property or would create a nuisance or inconvenience to surrounding tenants.

      8. Default. The parties hereto agree that this contract shall be considered to be in default should any consideration payment be more than thirty
(30) days late. Upon such occurrence, INTERNETworks has the sole and exclusive right to declare default, and in the event of default INTERNETworks shall have immediate right of occupancy. TENANT agrees, upon receiving written notice of default, to immediately vacate the premises with 15 days of receipt of such notice.

      Should this Lease Agreement become in default, INTERNETworks shall have a right to pursue all remedies as express herein and, in addition, may include within its loss and/or damages all attorney fees and related costs necessary to recover such loss or damage.

                                        INTERNETworks


                                        BY: /s/ David Daniels
                                            ------------------------------------
                                            David Daniels

                                        TENANT


                                        BY: /s/ Adam Kotkin
                                            ------------------------------------
                                            Adam Kotkin

                                        DATE: June 15, 2005
                                             -----------------------------------


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